UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 18, 2011

M&T Bank Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

New York	1-9861	16-0968385
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One M&T Plaza, Buffalo, New York		14203
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(716) 842-5445

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 18, 2011, the Nomination, Compensation and Governance Committee (the "Committee") of M&T Bank Corporation’s Board of Directors made various compensation decisions with respect to its senior executive officers that were designed to comply with the Interim Final Rule on TARP Standards for Compensation and Corporate Governance (the "TARP Interim Final Rule") issued by the U.S. Department of the Treasury ("Treasury") in June 2009. The TARP Interim Final Rule imposes certain restrictions on the compensation paid by M&T Bank Corporation and other TARP participants to its "senior executive officers" and the next twenty most highly compensated employees, including the payment or accrual of bonuses and most equity-based incentive compensation.

M&T Bank Corporation’s senior executive officers, who are also our named executive officers, for whom the Committee took action to adjust compensation for 2011 are: Robert G. Wilmers, Chairman and Chief Executive Officer; René F. Jones, Executive Vice President and Chief Financial Officer; Mark J. Czarnecki, President; Michael P. Pinto, Vice Chairman; and Kevin J. Pearson, Executive Vice President. For each of the named executive officers, the Committee determined not to award any cash bonuses, as required by the TARP Interim Final Rule, established base salaries consisting of a cash portion and a "stock salary" payable in M&T Bank Corporation common stock, par value $0.50 per share ("Common Stock"), and granted a "long-term restricted stock" award consistent with the provisions of the TARP Interim Final Rule ("TARP restricted stock award").

For Mr. Wilmers, the Committee established his 2011 total compensation opportunity at $2,400,000, consisting of a cash base salary of $750,000, stock salary of $1,000,000, and a TARP restricted stock award of $650,000. This compares to his 2010 total compensation of $2,100,000 and his 2009 total compensation of $2,650,000.

For Mr. Jones, the Committee established his 2011 total compensation opportunity at $1,500,000, consisting of a cash base salary of $550,000, stock salary of $525,000, and a TARP restricted stock award of $425,000. This compares to his 2010 total compensation of $1,200,000 and his 2009 total compensation of $1,135,000.

For each of Messrs. Czarnecki and Pinto, the Committee established their 2011 total compensation opportunity at $2,350,000, consisting of a cash base salary of $700,000, stock salary of $1,050,000, and a TARP restricted stock award of $600,000. This compares to each of their respective 2010 total compensation of $2,050,000 and their respective 2009 total compensation of $2,275,000.

For Mr. Pearson, the Committee established his 2011 total compensation opportunity at $1,600,000, consisting of a cash base salary of $550,000, stock salary of $550,000, and a TARP restricted stock award of $500,000. This compares to his 2010 total compensation of $1,465,000 and his 2009 total compensation of $1,380,000.

Each of the named executive officers’ stock salary is effective as of January 2, 2011 and will commence being paid with the February 11, 2011 pay. M&T Bank Corporation will grant this stock salary in bi-weekly installments as awards of fully vested restricted stock under the M&T Bank Corporation 2009 Equity Incentive Compensation Plan. The Committee determined, however, that the shares of Common Stock received by each named executive officer will be subject to restrictions on transfer such that each executive may not sell, transfer or otherwise dispose of any Common Stock received as stock salary until the earlier of (a) the date that M&T Bank Corporation repays Treasury’s Capital Purchase Program investment made under the Troubled Asset Relief Program (the "TARP CPP Investment"), or (b) January 1, 2013.

The number of shares of Common Stock to be paid to each named executive officer with respect to a bi-weekly pay period will be determined by dividing the amount of stock salary with respect to that pay period by the reported closing price on the New York Stock Exchange ("NYSE") for a share of Common Stock on the pay date for such period. Each of the named executive officers will have the opportunity to elect to pay the applicable taxes for such Common Stock either by (i) cash payment, or (ii) having a portion of his stock salary withheld from each bi-weekly payment and receiving the net shares. The stock salary will be accompanied by voting rights and the right to receive any dividends paid on the Common Stock.

The TARP restricted stock awards, which will be in the form of either restricted stock or restricted stock units depending upon whether a named executive officer is eligible for retirement or not. These TARP restricted stock awards will be granted on January 28, 2011 in accordance with M&T Bank Corporation’s equity award policy, and the number of restricted shares or restricted stock units will be determined based upon the reported closing price on the NYSE for a share of Common Stock on that date. The restricted shares and restricted stock units will vest or be settled in stock, respectively, according to the following schedule: 30% on January 28, 2013; 30% on January 28, 2014; and the remaining 40% on January 28, 2015, provided, however, that such shares or units will accelerate and vest or be settled upon the death or disability of an executive, or upon a change in control of M&T Bank Corporation. The resulting shares of Common Stock received upon vesting or settlement will be subject to the restrictions on transfer included in the TARP Interim Final Rule’s definition of "long-term restricted stock" until M&T repays all or a portion of the TARP CPP Investment. As permitted by the TARP Interim Final Rule, tax withholding for such shares or units may be fulfilled by the withholding of shares or units. The restricted stock and restricted stock units will be entitled to the receipt of any dividends paid on the Common Stock or dividend equivalents, provided, however, that such amounts will be held in a dividend book account until the date that M&T Bank Corporation repays the TARP CPP Investment, at which point the funds will be paid to the named executive officer with interest.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M&T Bank Corporation

January 24, 2011	By:	/s/ Stephen J. Braunscheidel

Name: Stephen J. Braunscheidel
Title: Executive Vice President--Human Resources